EX-99.23(h)(24)

                     AMENDMENT TO TRANSFER AGENCY AGREEMENT
                            JNLNY VARIABLE FUND I LLC

     AMENDMENT made as of this 30th day of April, 2007, by and between JNLNY Variable Fund I LLC, a Delaware limited liability corporation ("the Variable Fund"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

     WHEREAS, the Variable Fund and JNAM entered into a Transfer Agency Agreement (the "Agreement") dated January 31, 2001;

     WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate Funds ("Fund") of the Variable Fund and the owners of record thereof; and

     WHEREAS, to reflect a merger of three funds of JNLNY Variable Fund I LLC (the JNL/Mellon Capital Management DowSM 10 Fund, the JNL/Mellon Capital Management S&P(R) 10 Fund, and the JNL/Mellon Capital Management Global 15 Fund) into one fund of JNL Variable Fund LLC (the JNL/Mellon Capital Management JNL 5
Fund); and

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated April 30, 2007, attached hereto.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                         JNLNY VARIABLE FUND I LLC


_________________________       By:________________________________
                                    Susan S. Rhee
                                Title:   Vice President, Counsel and Secretary

ATTEST:                         JACKSON NATIONAL ASSET
                                MANAGEMENT, LLC


_________________________       By:________________________________
                                    Mark. D. Nerud
                                Title:  President



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                                    EXHIBIT A
                                  LIST OF FUNDS
                                 APRIL 30, 2007

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                 JNL/Mellon Capital Management Nasdaq(R) 15 Fund

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               JNL/Mellon Capital Management Value Line(R) 25 Fund

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                JNL/Mellon Capital Management DowSM Dividend Fund

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                  JNL/Mellon Capital Management S&P(R) 24 Fund

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